Exhibit 99.1

Dobson Communications Names Steven P. Dussek as Chief Executive
Officer and President

Company Plans Conference Call for Thursday, March 31, 2005

OKLAHOMA CITY, March 30, 2005 — The board of directors for Dobson Communications Corporation (Nasdaq:DCEL) today named Steven P. Dussek to serve as chief executive officer and president for the $1.0 billion revenue wireless communications provider. With 1.6 million customers in 16 states, Dobson is the eighth largest wireless provider in the United States.

Mr. Dussek most recently served as executive vice president and chief operating officer for Nextel Communications, Inc. In that role Mr. Dussek was responsible for sales, marketing, customer care, information technology, engineering and network operations, field-level finance, and human resources. During his tenure at Nextel from 1996 to early 2002, Mr. Dussek was a major contributor in driving Nextel’s growth from 800,000 subscribers to more than 7 million. He also played the key leadership role in building Nextel’s industry-leading ARPU position and helped to restructure the customer service organization to be more customer focused, resulting in Nextel achieving one of the lowest customer churn rates in the U.S. wireless industry.

Prior to his role as EVP/COO, Mr. Dussek served as chief executive officer and chief operating officer for Nextel International, overseeing operations in Latin America and Asia. He also served as president of Nextel’s West Region from 1996 to 1998, which at that time was its largest region.

Mr. Dussek came to Nextel from AT&T Wireless Services, where he served as vice president and general manager of New Markets/Northeast Region for its PCS division.

From 1993 to 1995, he served as executive vice president and chief operating officer for Paging Networks, Inc., which was the largest paging service provider in the United States. Prior to joining Paging Networks, Inc., Mr. Dussek served in various senior management positions with McCaw Cellular Communications and MCI Airsignal.

“We are pleased to welcome Steve to the Dobson Communications team,” said Everett R. Dobson, chairman of the board. “With his extensive experience in leading high-growth wireless companies, he brings a depth of operating experience that will be critical as we capitalize on the tremendous growth opportunities in our markets. I look forward to working with him to realize our Company’s potential to the benefit of our customers, employees and shareholders.”

“I am extremely excited and honored to be selected to join the Dobson Communications team as its new chief executive officer and president,” Mr. Dussek said. “I believe that there is tremendous potential for continued growth in the markets served by Dobson. I look forward to working with its talented group of employees to deliver excellent service and value to Dobson’s customers, and, by doing so, to maximize returns for its shareholders.”

Mr. Dussek currently serves on the boards of directors for NII Holdings, Inc; Tatara Systems Inc, a privately held telecom company; and as chairman of the board of MobileAccess Networks, a privately held in-building wireless services company.

Conference Call on Thursday, March 31, 2005

On Thursday, March 31, 2005, Dobson plans to hold a conference call during which Chairman Everett Dobson and new CEO and President Steve Dussek will discuss their plans for the Company’s growth. The call is scheduled to begin at 9 a.m. CT (10 a.m. ET). Investors will be able to listen by phone or via web-cast on Dobson’s web site via the Investor Relations portal at www.dobson.net. During the call, management may discuss its expectations for 2005.

Those interested may access the call by dialing:
Conference call	(800)967-7134
Pass code	5894607

A replay of the call will be available later in the day via Dobson’s web site or by phone.

Replay	(888) 203-1112
Pass code	5894607
The replay will be available by phone for two weeks.

Dobson Communications is a leading provider of wireless phone services to rural markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information on the Company and its operations, please visit its Web site at www.dobson.net

CONTACT:

Dobson Communications
J. Warren Henry, Vice President, Investor Relations
(405) 529-8820